PILGRIM'S PRIDE CORPORATION
                    BREEDER AND PULLET GROWER AGREEMENT



THE STATE OF TEXAS

COUNTY OF NACOGDOCHES

THIS AGREEMENT, MADE AND ENTERED INTO THIS, THE   27TH      DAY

OF   OCTOBER , 1999 , BY AND BETWEEN    DAVID VAN HOOSE ,

HEREAFTER CALLED "PRODUCER", AND PILGRIM'S PRIDE CORPORATION,

HEREAFTER CALLED "OWNER".

WITNESSETH

     The "PRODUCER" located at Timber Lake Farms            in the County

Of Nacogdoches , State of Texas, for about 66,000 breeder hens and pullets and 6,900 cockerels under the conditions set forth as follows:

A.   "PRODUCER" AGREES TO BE SOLEY RESPONSIBLE FOR AND TO SUPPLY AT   HIS
OWN EXPENSE THE FOLLOWING PROPERTY AND SERVICES:

     1) If Breeder hens are raised, "Producer" will furnish proper housing and equipment as deemed necessary by "OWNER". Properly insulated, "pad- fan" ventilated are required for breeder hens. A stand-by generator with capacity to run entire farm in case of power failure is required for both breeder hens and pullets.

     2) To be present when birds are being moved onto farm, and to provide help for the unloading of birds.

     3)   To provide approved rat bait stations.

     4) If Breeder hens are raised, "Producer", will provide an egg cooler mechanically cooled and heated so as to maintain a temperature of 65-68 degrees and 75 percent humidity.

     5) If Breeder hens are raised, "Producer", will provide a shavings storage warehouse.

     6) Grower agrees to dispose of all dead birds and poultry house liter in accordance with the best Management Practices provided as Attachment A to this contract. Further, grower agrees to dispose of all dead birds and poultry house litter in accordance with applicable federal, state and local laws, rules and regulations where more stringent than the Best Management Practices provided in Attachment A.

     7) To supply all water, electricity, fuel and litter for nests as directed by the "OWNER".

     8) To follow all management recommendations as stated in written instructions by the "OWNER".

     9) To abide by, and enforce quarantine regulations prescribed by the "OWNER". This includes keeping all unauthorized people off the farm and to assure that anyone that works on the farm does not own any fowl or visit any other poultry farms. "PRODUCER" is not to visit any other poultry farms or work on any other farm.

     10)  To keep daily and accurate records as required by the "OWNER".

     11)  To grade, clean and care for eggs produced.

     12)  To make houses ready for catch-out.

     13) After birds have been removed from the farm, "PRODUCER" agrees to remove necessary equipment and all manure from the house and provide for proper washing and sanitizing of house and equipment, and to provide necessary water for these purpose.

     14) To provide and maintain a road on and to farm that is accessible in all weather conditions. "PRODUCER" will be charged for wrecker bills if a wrecker is required to pull any company or contract vehicles out because of poor road conditions.

     15)   "PRODUCER" agrees to reinstall sanitized equipment into houses.

     16) To provide fences, wash areas and clean up areas for employees working on the Farm.

     17) To keep houses and equipment in good repair and maintain adequate roads.

     18)  To allow no other fowl or hogs on the premises.

     19) If pullets are being raised and in the event pullets are not available for "PRODUCER'S" farm, "PRODUCER" agrees to accept broilers in lieu of pullets at the "OWNER"S" current boiler contract price.

     20) If pullets are raised "Producer ", will be present during bird handling and moving and to remove growing equipment as directed by the "OWNER".

B. "OWNER" AGREES TO BE SOLELY RESPONSIBLE FOR AND SUPPLY AT HIS OWN EXPENSE THE FOLLOWING:

     BREEDER

     1) Owner will furnish the chickens, feed, medication, vaccines, labor for blood testing and debeaking and other items necessary for production of a flock.

     2) To supply labor and supervision of vaccination, blood testing and moving.

     3) Make routine visits to the flock and provide recommendations as to proper management and feeding practices.

     4) After manure and equipment have been removed from the houses by "PRODUCER" for clean out, to provide equipment and disinfectants needed for proper washing and sanitizing of houses and equipment.

     5) To supply adequate litter for the scratch area of the poultry house or houses. This does not include nest litter.

     PULLET

     1) To supply breeding stock chickens, all feed, medication and vaccines needed by the flock and to provide rat baits and insecticides as needed for control of rodents and insects. To provide "PRODUCER" with pesticide use information and medication use information.

     2) To supply labor and supervision for vaccination, blood testing and bird moving.

     3) To make routine visits to the flock and make recommendations as to management and feeding.

     4)  To supply birds in `PRODUCERS" house for a minimum of forty-two
         (42) weeks each year.

     For the above mentioned services and use of property, the "OWNER" agrees to pay the "PRODUCER" as outlined in Attachment B, which may be amended from time to time.

C.   IT IS EXPRESSLY AGREED AND UNDERSTOOD BETWEEN THE PARTIES   THAT:

     1) Title to all poultry, feed, eggs and any other item of cost is the property of the "OWNER".

     2) In the event the "PRODUCER" shall fail to comply with the terms of this agreement, the "OWNER" shall have the right, at his option, to enter upon the "PRODUCERS" property and take possession of said poultry and to care for said poultry during the remainder of the production life without court order to writ.

     3) It is expressly agreed and understood the "PRODUCER" is not an employee of the "OWNER", but rather is an "Independent Contractor" utilizing his own facilities, utilities, and employees. "PRODUCER" further warrants to hold "OWNER" harmless from and indemnify "OWNER" against any and all claims,suit demands or actions arising in any manner from the operation of said premises, save and except those arising from the acts of "OWNER", its agent and/or employees.

     4)  There is to be no other poultry, fowl, or swine on the farm.

     5) It is expressly agreed and understood between the parties that as long as the pullets and cockerels covered under this contract remain negative for PPLOS-6 and or MS disease and as long as the "PRODUCER" will keep the birds for which this contract covers in production of eggs for a minimum of 30 weeks, this 30 week period commencing at the time that 10% of the flock is producing eggs.

         In the event that a flock is sold, the "OWNER" will place birds back into the "PRODUCER'S" facilities as soon as practical for both parties.

        If pullets are being raised and in the event the flock does become infected and is determined to be positive by the "OWNER"S" testing procedures, the "OWNERS" shall have the option to sell the entire flock at any time.

     6) The "PRODUCER" will use no pesticides, herbicides, or fungicides in or around the poultry houses without the "OWNER'S" approval. Pesticides would include insecticides or rodenticide. No other chemicals or materials can be used by the "PRODUCER" will follow "OWNER'S" recommendations as to the use ofpesticides.

     7) The "PRODUCER" will use no pharmaceuticals or feed unless furnished by the "OWNER". Pharmaceuticals would include medications, vaccines, vitamins, etc. The "PRODUCER" will follow "OWNER'S" recommendations as to the use of pharmaceuticals.

     8) This agreement is non-transferable and shall remain in effect until such time as either party gives the other party fourteen (14) days notice of their desire to terminate the contract.

THIS AGREEMENT SHALL BE BINDING ON THE PARTIES HERETO, THEIR HEIRS, SUCCESSORS, REPRESENTATIVES AND ASSIGNS. ANY SALE OF THE PREMISES DESCRIBED HEREIN SHALL BE SUBJECT TO THE RIGHTS OF THE "OWNER" AS SET OUT HEREIN.

AGREED AND EXECUTED, THIS THE 27{th} DAY OF October, 1999.

"OWNER"                            "PRODUCER"
    /s/ Bob Hendrix                     /s/ David Van Hoose

SIGNATURE                          SIGNATURE

ADDRESS:                           ADDRESS:


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